EXHIBIT 5.1

           [Letterhead of Kirkpatrick & Lockhart Nicholson Graham LLP]


August 25, 2005

SRKP 3, Inc.
1900 Avenue of the Stars, Suite 310
Los Angeles, CA 90067

      Re:  SRKP 3, Inc.
           Registration Statement on Form SB-2

Ladies and Gentlemen:

      We  have  acted  as your  counsel  in  connection  with  the  Registration
Statement (the "Registration Statement") on Form SB-2 (File No. 333-126441) filed by SRKP 3, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration of 700,000 shares of Common Stock, par value $0.001 per share, of the Company (the "Shares").

      You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement, as amended, the Company's Certificate of Incorporation and Bylaws, and the corporate action of the Company that provides for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we have also made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

      Our opinion set forth below is limited to the Delaware General Corporation Law, including the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting those laws.

      Based upon and subject to the foregoing, it is our opinion that the Shares have been duly authorized for issuance by the Company and, when issued and paid for, as described in the prospectus included in the Registration Statement (the "Prospectus"), will be validly issued, fully paid and non-assessable.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm in the related Prospectus under the caption "Legal Matters." In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

                                       Yours truly,

                                       /s/ KIRKPATRICK & LOCKHART
                                       NICHOLOSON GRAHAM LLP